Exhibit 99.1

Marathon Patent Group, Inc. Announces Uplisting to The NASDAQ Stock Market LLC

ALEXANDRIA, VA--(Marketwired – July 23, 2014) - Marathon Patent Group, Inc. (OTCQB: MARA) ("Marathon"), a patent licensing company, announced today that its shares of common stock have been approved for uplisting to The NASDAQ Stock Market LLC. Effective at the opening of trading on Monday, July 28th the stock will trade on The NASDAQ Stock Market LLC under its existing symbol “MARA”.

Doug Croxall, CEO of Marathon, commented, “Uplisting to The NASDAQ Stock Market LLC is a significant milestone for Marathon that should provide the Company with greater visibility in the marketplace, help generate interest from a broader base of institutional investors and improve the liquidity in the trading of our common stock. I believe our NASDAQ listing will result in increased shareholder value as we continue to execute our strategic growth initiatives.”

Marathon’s common stock will continue to trade on the OTC Bulletin Board under its existing symbol “MARA” until the market closes on Friday, July 25th.

About Marathon Patent Group:

Marathon Patent Group, Inc. is a patent acquisition and monetization company. The Company acquires patents from a wide-range of patent holders from individual inventors to Fortune 500 companies. Marathon’s strategy of acquiring patents that cover a wide-range of subject matter allows the Company to achieve diversity within its patent asset portfolio. Marathon generates revenue with its diversified portfolio through actively managed concurrent patent rights enforcement campaigns. This approach is expected to result in a long-term, diversified revenue stream. To learn more about Marathon Patent Group, visit www.marathonpg.com.

Forward Looking Statements:

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

CONTACT INFORMATION

Investor Relations Contact:

ADDO Communications
Lasse Glassen
Director
424-238-6249
lasseg@addocommunications.com